                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         Date of Report (Date of Event)
            March 1, 1995 (February 27, 1995 and February 23, 1995)



                           CRAY COMPUTER CORPORATION
             (Exact name of registrant as specified in its charter)



                                    Delaware
                            (State of Incorporation)



        0-18072                                      84-1120275
  (Commission file number)            (I.R.S. Employer Identification Number)



 1110 Bayfield Drive, Colorado Springs, Colorado       80906
    (Address of principal executive offices)         (Zip Code)



       Registrant's telephone number, including area code: (719) 579-6464

Item 5.  Other Events.
- ----------------------

Other Event No. 1:  A Special Meeting of Stockholders of Cray Computer
- ------------------
Corporation was held at the Antlers Doubletree Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado, on Monday, February 27, 1995 at 9:00 A.M. Mountain Standard Time (MST). At the meeting, Stockholders approved an amendment to
ARTICLE IV of the Company's Restated Certificate of Incorporation increasing the Company's authorized Common Stock from 60,000,000 to 120,000,000 shares. The first paragraph of ARTICLE IV now provides as follows:

"The total number of shares of stock which the Corporation shall have authority to issue is one hundred twenty million (120,000,000) shares of Common Stock, having a par value of One Cent ($0.01) per share, and twenty million (20,000,000) shares of Preferred Stock having a par value of One Cent ($0.01) per share."

No other business was transacted at the meeting.


Other Event No. 2:  The Registrant issued the following press release on
- ------------------
February 23, 1995:


                          CRAY COMPUTER CORPORATION'S
                    PRICE/PERFORMANCE LEADERSHIP REAFFIRMED
                          BY COMPETITIVE ANNOUNCEMENT


COLORADO SPRINGS, CO., FEBRUARY 23, 1995-Cray Computer Corporation (NASDAQ:CRAY) today said its CRAY-4 high performance supercomputer remains the price/performance leader by offering comparable performance with four times the memory at about 40 percent less than the price of a recently announced competitive product.

The Company made the comparison today after reviewing published product information from rival Cray Research, Inc., whose new T90 vector supercomputer was announced in Tokyo, Wednesday, February 22, 1995. Cray Computer Corporation expects to have a deliverable CRAY-4 in the second quarter of this year.

Based on published competitive information, the CRAY-4, announced in November, 1994, will offer substantially better value than the Cray Research's T90. For an eight-processor, 16 gigaflop system, Cray Computer's CRAY-4 will offer 512 megawords (4096 megabytes) of memory at $5.8 million. A similar performance T90 offers only 128 megawords (1024 megabytes) of memory and is priced at $9.5 million.

When comparing 16-processor systems, the price/performance advantage of the CRAY-4 is at least two times over the rival T90 and will offer twice the memory. For a 16-processor, 32 gigaflop system, the CRAY-4 will offer 1,024 megawords (8192 megabytes) of memory for $11 million. The similarly configured T90 will offer only 512

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

megawords (4096 megabytes) of memory for an announced $22 million price.

"Clearly the price/performance value of our new CRAY-4 is dramatically ahead of any competitive system," said Cray Computer Corporation Executive Vice President of Marketing, Charles Breckenridge. "It is our experience that users of this class of systems are demanding larger and larger memories and that a well-balanced system today will have on the order of 64 million words of memory per processor."

The CRAY-4, developed by the industry's leading designer, Seymour Cray, features a 1 nanosecond clock cycle equivalent to an operating speed of one gigahertz. Mr. Breckenridge said that the CRAY-4 is the first supercomputer of its kind to double per processor performance over a previous generation with a dramatic decrease in system price.

"We have been able to accomplish that because of our significant investment in basic hardware technology and design, which has dramatically decreased the number of components required and the costs of components used," Mr. Breckenridge said.

When Cray Computer announced its new CRAY-4 last year, International Data Corporation said that a "significant proportion of users" in the high-end of the supercomputer market "will give the CRAY-4 careful consideration."


                               Cray           Cray
                           Cray Computer    Research       CRAY-4
                              CRAY-4          T90         Advantage
                           -------------  ------------  -------------

Announced                    Nov., 1994    Feb., 1995
Processors:                        8            8
Performance (Gigaflops)           16           16
Memory (Megawords)               512          128          4X Memory
Price                       $5.8 Million  $9.5 Million   About 2/3 T90

Processors:                       16           16
Performance (Gigaflops)           32           32
Memory (Megawords)              1024          512          2X Memory
Price                       $11 Million   $22 Million    About 1/2 T90

Cray Computer Corporation is engaged in the design, development, manufacture and marketing of the CRAY-3, CRAY-3/SSS and CRAY-4 high-performance computer systems.

                                  NASDAQ-CRAY

                                      ###

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

Item 7. Financial Statements and Exhibits
- -----------------------------------------

Exhibits

     None

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CRAY COMPUTER CORPORATION
                                            -------------------------



DATE: March 1, 1995                        BY:  /s/ William G. Skolout
                                              --------------------------
                                                  William G. Skolout
                                                  Vice President and
                                                Chief Financial Officer

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